Exhibit 4.4

Execution Copy

(1) Rich Wind Energy Three Corp.

(2) Clarity China Partners, L.P.

(3) Clarity China Partners (AI), L.P.

(4) Clarity MY Co-Invest, L.P

(5) China Opportunity S.A. SICAR

(6) ICBC International Investment Management Limited

(7) First Windy Investment Corp.

(8) Ace Ambition International Limited

(9) SCGC Capital Holding Company Limited

(10) Chan Ping Che

(11) Chan Ping Yee

(12) Merrill Lynch PCG, Inc.

(13) Ironmont Investment Co., Ltd.

(14) Second Windy Investment Corp.

(15) Best Jolly Investments Limited

(16) Third Windy Investment Corp.

and

(17) China Wind Power Equipment Group Limited

Sale and Purchase Agreement

in relation to the entire issued share capital and the shareholders’ loans in

(1) Asiatech Holdings Limited;

(2) First Base Investments Limited;

(3) Keycorp Limited;

(4) King Venture Limited;

(5) Rich Wind Energy Two Corp.;

(6) Sky Trillion Limited; and

(7) Tech Sino Limited

Dated as of March 31, 2010

THIS SALE AND PURCHASE AGREEMENT (this “Agreement”), dated 31 March, 2010, is entered into by and among, China Wind Power Equipment Group Limited, an exempted company organized and existing under the laws of the Cayman Islands (the “Purchaser”) and each of the parties listed under “Owners of the Sale Shares” set forth in Schedule 1, Part A (collectively, the “Vendors”). The foregoing parties shall be hereinafter referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, collectively, the Vendors are, the registered and beneficial owners of the entire issued share capital of a number of entities, particulars of which are included in Schedule 1, Part B (these entities are collectively referred to herein as the “Holding Vehicles”).

WHEREAS, in preparation for a proposed initial public offering and concurrent listing on an internationally recognized stock exchange (the “Exchange”), Guangdong Mingyang Wind Power Industrial Group Limited, a company incorporated under the laws of the People’s Republic of China (the “Opco”) intends to reorganize such that each of the Holding Vehicles becomes a wholly owned subsidiary of the Purchaser, by virtue of each Vendor (i) selling to the Purchaser of its respective interests in the Holding Vehicle free from all Encumbrances and together with all rights attaching or accruing thereto (including the entitlement to all dividends and distributions declared, made or paid on or after the Closing Date) and (ii) assigning to the Purchaser absolutely of all of its respective rights, title, interest and benefits to and under the shareholder’s loan owed to it (if applicable) in the Holding Vehicles in exchange for equity interests in the Purchaser proportionate to its respective beneficial equity ownership in the Opco (the “Share Swap”).

WHEREAS, subsequent to the Share Swap, the Purchaser and the Opco shall cause the ordinary shares of the Purchaser be listed on the Exchange.

WHEREAS, the Vendors and the Purchaser have agreed to a sale and purchase of the Sale Shares (as hereinafter defined) on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the respective meanings set opposite thereto:

“AH-HK Sale Share” means one (1) fully paid up, validly issued and nonassessable ordinary share with a par value of HK$1.00 in the share capital of Asiatech Holdings Limited to be sold by Ironmont Investment Co., Ltd.;

“Closing” means the closing of the sale and purchase of the Sale Shares in accordance with the provisions of this Agreement;

“Closing Date” means 8 April 2010 or any other date as agreed by the parties;

“Consideration Shares” means an aggregate of 99,999,000 ordinary shares of a nominal or par value of US$0.001 each in the capital of the Purchaser, of which 28,330,600 ordinary shares, 13,815,500 ordinary shares, 432,800 ordinary shares, 1,817,600 ordinary shares, 13,297,900 ordinary shares, 10,985,400 ordinary shares, 8,976,300 ordinary shares, 4,935,500 ordinary shares, 4,720,800 ordinary shares, 1,607,600 ordinary shares, 1,607,600 ordinary shares, 2,951,100 ordinary shares, 2,643,800 ordinary shares, 2,326,800 ordinary shares, 885,300 ordinary shares and 664,400 ordinary shares are to be validly issued and allotted as fully paid up and nonassessable to Rich Wind Energy Three Corp., Clarity China Partners, L.P., Clarity China Partners (AI), L.P., Clarity MY Co-Invest, L.P., China Opportunity S.A. SICAR, ICBC International Investment Management Limited, First Windy Investment Corp., Ace Ambition International Limited, SCGC Capital Holding Company Limited, Chan Ping Che, Chan Ping Yee, Merrill Lynch PCG, Inc., Ironmont Investment Co., Ltd., Second Windy Investment Corp., Best Jolly Investments Limited and Third Windy Investment Corp., respectively;

“Contract” means a contract, agreement, understanding, undertaking, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, purchasing arrangement and other legally binding arrangement, whether written, oral, express or implied;

“Encumbrances” means all options, liens, charges, mortgages, assignment of receivables, pledge, title retention, right to acquire, security interest, rights of first refusal and encumbrances and other third party rights of any nature whatsoever;

“FBI Sale Shares” means an aggregate of 10,000,000 fully paid up, validly issued and nonassessable ordinary shares with a par value of HK$0.001 in the share capital of First Base Investments Limited, of which 4,928,241 ordinary shares, 154,378 ordinary shares, 648,381 ordinary shares, 3,202,000 ordinary shares, 830,000 ordinary shares and 237,000 ordinary shares are to be sold by Clarity China Partners, L.P., Clarity China Partners (AI), L.P., Clarity MY Co-Invest, L.P., First Windy Investment Corp., Second Windy Investment Corp., and Third Windy Investment Corp., respectively;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“K-HK Sale Shares” means eleven million six hundred and ten thousand (11,610,000) fully paid up, validly issued and nonassessable ordinary shares with a par value of HK$10.00 each in the share capital of Keycorp Limited to be sold by China Opportunity S.A. SICAR;

“Key Holders” means the major shareholders of the Purchaser, including Rich Wind Energy Three Corp., Clarity China Partners, L.P., Clarity China Partners (AI), L.P., Clarity MY Co-Invest, L.P., China Opportunity S.A. SICAR and ICBC International Investment Management Limited;

“KVL-HK Sale Share” means one (1) fully paid up, validly issued and nonassessable ordinary share with a par value of HK$1.00 in the share capital of the King Venture Limited to be sold by Ace Ambition International Limited;

“Liabilities” means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due;

“Person” means any natural person, corporation, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization;

“RWET Sale Shares” means 1,000 fully paid up, validly issued and nonassessable ordinary shares with a par value of US$1.00 in the share capital of the Rich Wind Energy Two Corp., of which 768 ordinary shares, 24 ordinary shares, 128 ordinary shares and 80 ordinary shares are to be sold by Rich Wind Energy Three Corp., Best Jolly Investments Limited, SCGC Capital Holding Company Limited and Merrill Lynch PCG, Inc., respectively;

“Sale Shares” means, collectively, FBI Sale Shares, K-HK Sale Shares, AH-HK Sale Share, STL-BVI Sale Share, Tech Sino Sale Shares, KVL-HK Sale Share and RWET Sale Shares;

“SEC” means the United States Securities and Exchange Commission;

“STL-BVI Sale Share” means one (1) fully paid up, validly issued and nonassessable ordinary share with a par value of US$1.00 in the share capital of Sky Trillion Limited to be sold by ICBC International Investment Management Limited;

“Tech Sino Sale Shares” means two (2) fully paid up, validly issued and nonassessable ordinary shares with a par value of HK$1.00 in the share capital of the Tech Sino Limited, of which one (1) ordinary share and one (1) ordinary share are to be sold by Chan Ping Che and Chan Ping Yee, respectively; and

“US$” means United States dollars.

1.2	Any reference to a Clause, sub-clause or Schedule is a reference to a Clause or a sub-clause of or a Schedule to this Agreement and the Schedules form part of and are deemed to be incorporated into this Agreement.

1.3	Words denoting the singular number or the masculine shall include the plural or the feminine or neuter and vice versa.

1.4	Any reference to an ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or re-enacted from time to time and for the time being in force.

1.5	The headings to the Clauses of this Agreement are for ease of reference only and shall be ignored in interpreting this Agreement.

2.	SALE AND PURCHASE OF THE SALE SHARES AND ASSIGNMENT OF SHAREHOLDERS’ LOANS

2.1	Subject to the terms and conditions set forth in this Agreement, each Vendor agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, severally, but not jointly, and also consents to all the other Vendors’ selling, assigning, transferring and delivering to the Purchaser (including waiving any right of first refusal or other restriction thereon), and the Purchaser agrees to purchase from each Vendor on the Closing Date, the number of Sale Shares set forth opposite the name of such Vendor under “Sale Shares” on Schedule 1, Part A free from all Encumbrances and together with all rights attaching or accruing thereto (including the entitlement to all dividends and distributions declared, made or paid on or after the Closing Date).

2.2	Subject to the terms and conditions set forth in this Agreement, each Vendor (except Rich Wind Energy Three Corp., Best Jolly Investments Limited, SCGC Capital Holding Company Limited and Merrill Lynch PCG, Inc.) also agrees to assign to the Purchaser absolutely all of its rights, title, interest and benefits to and under the Shareholder’s Loan (if any) set forth opposite the name of such Vendor under “Shareholder’s Loan” on Schedule 1, Part A with effect from the Closing Date, together with all its right to receive interest, costs, expenses and all other sums which are due to it in respect of the same and which remain unpaid as at the Closing Date.

3.	CONSIDERATION

3.1	The consideration for the sale by each Vendor of the Sale Shares and the assignment of all of its rights, title, interest and benefits to and under the Shareholder’s Loan (if any) as set forth opposite its name under “Sale Shares” and “Shareholder’s Loan” in Schedule 1, Part A on the Closing Date shall be the allotment and issue by the Purchaser pursuant to the terms of Clause 3.2 to such Vendor (or its nominee) of such number of Consideration Shares as is set forth opposite the name of such Vendor under “Consideration Shares” in Schedule 1, Part A.

3.2	The Consideration Shares shall be allotted and validly issued as fully paid, free from all Encumbrances, and non-assessable and shall have such rights, preferences and privileges as set forth in the Purchaser’s memorandum and articles of association currently in effect

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE VENDORS AND PURCHASER

4.1	Each Vendor hereby severally but not jointly represents, warrants and undertakes to the Purchaser that the information set out in Schedule 1 (except for information regarding the Consideration Shares set out in the last column therein) and each of the matters set out in Schedule 2, Part A (each of the warranties being hereinafter referred to as a “Vendor Warranty” and together as the “Vendor Warranties”) (only to the extent specifically related to the respective Vendor and the respective Holding Vehicle as set forth against the name of the respective Vendor under “Holding Vehicle” in Schedule 1, Part A hereto) is true and correct in all respects as of the date of this Agreement and as of the Closing Date and acknowledges that the Purchaser is entering into this Agreement in reliance upon the Vendor Warranties and that the Purchaser shall be entitled to treat the Vendor Warranties as conditions of this Agreement.

4.2	The Purchaser hereby represents, warrants and undertakes to each of the Vendors that each of the matters set out in Schedule 2, Part B (each of the warranties being hereinafter referred to as a “Purchaser Warranty” and together as the “Purchaser Warranties” and collectively with the Vendor Warranties, the “Warranties”) is true and correct in all respects as of the date of this Agreement and as of the Closing Date and acknowledges that each Vendor is entering into this Agreement in reliance upon the Purchaser Warranties and that each Vendor shall be entitled to treat the Purchaser Warranties as conditions of this Agreement.

4.3	Each of the Warranties set out in each sub-paragraph of Schedule 2 hereto shall be separate and independent and save as expressly provided shall not be limited by reference to any other sub-paragraph or anything in this Agreement or the Schedules hereto.

4.4	The Purchaser’s rights in respect of each of the Vendor Warranties shall survive Closing and continue in full force and effect notwithstanding Closing, provided that all Vendor Warranties need only be accurate as of the date of this Agreement and as of the Closing.

4.5	Each of the Vendor’s rights in respect of each of the Purchaser Warranties shall survive Closing and continue in full force and effect notwithstanding Closing, provided that all Purchaser Warranties need only be accurate as of the date of this Agreement and as of the Closing.

5.	COVENANTS

5.1	Each of the Vendors shall use its best endeavours to procure that the Holding Vehicle set forth opposite the name of such Vendor under “Holding Vehicle” in Schedule 1, Part A, at any time prior to the Closing, not to:

(i)	engage in any business activities other than the business as a holding vehicle or the transactions contemplated by this Agreement;

(ii)	conduct its operations other than as a holding vehicle or as contemplated by this Agreement;

(iii)	incur any Liabilities other than routine administrative costs incurred in the ordinary course of business as a holding vehicle;

(iv)	allot or issue, or agree to allot or issue (whether by way of option over shares or the issue of any rights convertible into shares or otherwise) any shares in its capital;

(v)	create, or agree to create, any Encumbrance over any of the shares in its capital or any of its assets;

(vi)	make any alteration to its memorandum and articles of association, by-laws, or the equivalent thereof;

(vii)	declare or pay any dividends, make any return of capital or make any other distribution of any nature;

(viii)	dispose of or grant any option or right of pre-emption in respect of any part of its assets (including its equity interest in the Opco);

(ix)	pass any resolution of its shareholders whether in general meeting or otherwise, other than such resolutions as are provided for in or required to effect the intent of this Agreement;

(x)	enter into or terminate any material contract;

(xi)	give any guarantee or indemnity in respect of the obligations of any other company, firm, body, organisation, association, society or person whatsoever;

(xii)	borrow any third party loan (nor provide any security) or lend any money;

(xiii)	enter into or agree to enter into any agreement which may obstruct, restrict or delay the sale and purchase of the Sale Shares or may affect the terms or obligations of this Agreement

(xiv)	do or allow or procure any act or omission which would constitute a material breach of any of Vendor Warranties if they were given again at the Closing Date or which would make any of the Vendor Warranties inaccurate or misleading in any material respect if they were so given.]

5.2	Each of the Vendors (except Rich Wind Energy Three Corp., Best Jolly Investments Limited, SCGC Capital Holding Company Limited and Merrill Lynch PCG, Inc.) hereby undertakes that on or before the Closing Date it shall enter into a deed of novation with its Holding Vehicle and pursuant to which, each Holding Vehicle (except Rich Wind Energy Two Corp) shall novate to the respective Vendors (being its shareholders) all the Liabilities incurred by it before the Closing Date in proportionate to the respective Vendor’s shareholding in such Holding Vehicle.

6.	CLOSING

6.1	Closing shall take place at any place other than Hong Kong, on the Closing Date, or such other place or date as the parties may agree forthwith upon the execution of this Agreement, when all the following business (unless specifically provided otherwise below) will be simultaneously transacted:

6.1.1	Each Vendor shall

(a)	pass and deliver, to the Purchaser a copy of its board resolutions (if the Vendor is a corporation) or the board resolutions of its general partner (if the Vendor is a partnership) in substantially the form as set out in Schedule 3 to approve the transfer of the respective Sale Shares and the assignment of the Shareholder’s Loan (if any) to the Purchaser;

(b)	pass and deliver, to the Purchaser a copy of its shareholders’ resolutions (if the Vendor is a BVI company and the sale of the Sale Shares and the assignment of the Shareholder’ Loan will constitute a disposition of more than 50 per cent in value of the assets of the BVI company) in substantially the form as set out in Schedule 4 to approve the transfer of the respective Sale Shares and the assignment of the Shareholder’s Loan (if any) to the Purchaser;

(c)	(if applicable) deliver to the Holding Vehicle a signed notice of assignment in respect of the respective Shareholder’s Loan in substantially the form as set out in Schedule 5.

(d)	in so far as it is able to do so, cause the Holding Vehicle set forth opposite the name of such Vendor under “Holding Vehicle” in Schedule 1, Part A to pass board resolutions in substantially the form as set out in Schedule 6 to authorize the transfer of the Sale Shares to the Purchaser and approving the resignation of directors and appointment of new directors;

(e)	deliver, to the Purchaser, original share certificates in respect of the Sale Shares owned by it for cancellation, together with instruments of transfer and bought and sold notes in substantially the form as set out in Schedule 7 (in the case that the Sale Shares are shares in a Hong Kong company) duly executed by such Vendor to effect the transfer of such number of Sale Shares set forth opposite the name of such Vendor under “Sale Shares” on Schedule 1, Part A in favor of the Purchaser);

(f)	in so far as it is able to do so, deliver, to the Purchaser, resignation letters (in substantially the form set out in Schedule 8) duly signed by such existing directors of the Holding Vehicles as the Purchaser may require resigning from their directorship in the Holding Vehicles with effect from the Closing Date and acknowledging that they have no claim against the relevant Holding Vehicle for compensation for loss of office or otherwise howsoever; and

(g)	in so far as it is able to do so, cause the Holding Vehicle set forth opposite the name of such Vendor under “Holding Vehicle” in Schedule 1, Part A to enter and register the Purchaser as holder of the Sale Shares and enter and register such share transfers on such Holding Vehicle’s register of members within seven (7) days after the Closing Date.

6.1.2	The Purchaser shall:

(a)	procure the passing of the shareholder’s resolutions in substantially the form set out in Schedule 9 and board resolutions in substantially the form set out in Schedule 10 to authorize the allotment and issue of the Consideration Shares to the Vendors (or their respective nominees) pursuant to the terms of Clause 3.1;

(b)	deliver, to the Vendors (or their respective nominees), original share certificates for the Consideration Shares issued by the Purchaser in such share amounts as set forth on Schedule 1, Part A hereto within seven (7) days after the Closing Date; and

(c)	in so far as it is able to do so, enter and register the Vendors (or their respective nominees) as shareholders, in such share amounts and to such persons/entities as set forth on Schedule 1, Part A hereto, of the Consideration Shares on the Purchaser’s register of members and provide each Vendor with a copy of the Purchaser’s register of members certified by the registered office provider of the Purchaser as true, accurate and complete as of the Closing Date within seven (7) days after the Closing Date;

6.2	The transactions described in Clause 6.1 shall take place concurrently unless specifically provided otherwise in Clause 6.1. In the event of a default of the performance of any such transactions by any Party, the other Parties shall not be obliged to complete this Agreement or perform any obligations hereunder (without prejudice to any further legal remedies).

7.	POST CLOSING EFFECT

This Agreement shall remain in full force and effect after and notwithstanding Closing in respect of all obligations, agreements, covenants, undertakings, conditions, representations or warranties which have not been done, observed or performed at or prior to Closing and the Parties may take action for any breach or non-fulfillment of any of such obligations, agreements, covenants, undertakings, conditions, representations or warranties either before or after Closing (whether or not such breach or non-fulfillment may have been known to or discoverable by the Purchaser and/or the Vendors prior to Closing) it being agreed that Closing shall not be deemed to constitute a waiver of or operate as an estoppel against any right to take any such action.

8.	COVENANT, FURTHER ASSURANCE AND ASSISTANCE

8.1	The Vendors shall do, execute and perform and shall procure to be done, executed and performed all such further acts, deeds, documents and things as the Purchaser may require from time to time effectively to vest the legal and beneficial ownership of the Sale Shares in the Purchaser free from all liens, charges, options, Encumbrances or adverse rights or interest of any kind and otherwise to give to the Purchaser the full benefit of this Agreement.

8.2	The Purchaser shall do, execute and perform and to procure to be done, executed and performed all such further acts, deeds, documents and things as the Vendors may require from time to time effectively to vest the legal and beneficial ownership of the Consideration Shares in the Vendors as set forth on Schedule 1, Part A, free from all liens, charges, options, Encumbrances or adverse rights or interest of any kind and otherwise to give to the Vendors the full benefit of this Agreement.

8.3	The Key Holders shall procure that the Purchaser will not, at any time prior to the consummation of an initial public offering of the Purchaser on the Exchange, (i) dispose of, directly or indirectly, any equity interest directly or indirectly held by the Purchaser in the Opco to any Person (other than an affiliate one hundred percent (100%) controlled by the Purchaser), or dispose of, directly or indirectly any substantial asset of the Opco with a gross book-value or market value in excess of US$2,000,000 in the aggregate in any financial year outside the ordinary course of business, (ii) do any such act or thing that would dilute any Vendor’s (or any Vendor’s nominee’s) direct or indirect equity interest in the Opco, or (iii) amend the Articles of Association of the Purchaser, without the prior written consent of the Vendors (or their nominees) holding no less than seventy-five percent (75%) of the equity interest in the Purchaser.

9.	DOCUMENTS CONSTITUTING AGREEMENT

This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto together constitute the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings. In the event of a conflict between the terms and conditions of this Agreement and any previous proposals, representations, warranties, agreements or undertakings, the terms and conditions of this Agreement shall prevail.

10.	CONFIDENTIALITY

10.1	Disclosure of Terms. The terms and conditions of this Agreement, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby (collectively, the “Share Swap Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below.

10.2	Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Share Swap Terms to (i) its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys and (ii) its Affiliates or officers, directors, advisors and agents of the Affiliates, in each case for the purposes of the transactions contemplated hereunder and only on an as-needed basis, provided the disclosing Party causes such persons to observe the nondisclosure terms of this Agreement and that the disclosing Party is responsible for any breach of the nondisclosure terms of this Agreement by itself and by such persons. For the purpose of this Section 10.2, “Affiliate” shall mean, with respect to a person, any corporation, firm, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with that person, where “control” means the ownership, directly or indirectly, of more than 50 per cent of the voting shares, registered capital or other equity interest of the relevant person or the possession, directly or indirectly, of the power to direct the shareholders’ general meeting, to appoint or elect a majority of the directors, or otherwise to direct the management of the relevant person.

10.3	Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or the content of any of the Share Swap Terms in contravention of the provisions of this Section 10, such Party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure, to the extent that such notice or consultation is legally permitted and practicable under the circumstances. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

10.4	Other Exceptions. Notwithstanding any other provision of this Section 10, the confidentiality obligations of the Parties shall not apply to: (a) disclosure as may be required by the SEC or applicable securities law or regulations of the United States of America or requirement of any stock exchange or automated trading system; (b) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with. any restrictions imposed by the third party; (c) information which is in the restricted party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; or (d) information which enters the public domain without breach of confidentiality by the restricted Party.

10.5	Other Information. The provisions of this Section 10 shall survive Closing of this Agreement for one (1) year and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby.

11.	INDEMNIFICATION

11.1	Each of the Vendors hereby severally but not jointly agrees to indemnify and keep indemnified the Purchaser and its employees, officers, directors and affiliates (the “Purchaser Indemnified Persons”) in respect of, and hold the Purchaser Indemnified Persons harmless against, any and all Damages (as defined in Clause 11.3) resulting from:

11.1.1	any misrepresentation, breach of any representation or warranty or failure to perform any covenant or agreement of the respective Vendor contained in this Agreement;

11.1.2	any act or omission related to this Agreement involving negligence, willful misconduct or fraud of the respective Vendor;

11.1.3	any diminution in the value of the assets of or the Sale Shares of the respective Holding Vehicle prior to Closing;

11.1.4	any tax or other liability of the respective Holding Vehicle incurred in or related to the period prior to the Closing Date, whether potential or contingent, that is not reflected and adequately reserved for in its accounts (other than stamp duties for the transfer of the Sale Shares under this Agreement which shall be borne by the Purchaser).

11.2	The Purchaser agrees to indemnify and keep indemnified the Vendors and their employees, officers, directors and affiliates (the “Vendor Indemnified Persons”) in respect of, and hold the Vendor Indemnified Persons harmless against, any and all Damages (as defined in Clause 11.3) resulting from:

11.2.1	any misrepresentation, breach of any representation or warranty or failure to perform any covenant or agreement of the Purchaser contained in this Agreement;

11.2.2	any act or omission related to this Agreement involving negligence, willful misconduct or fraud of the Purchaser; and

11.2.3	any diminution in the value of the assets of or the Consideration Shares of the Purchaser prior to Closing.

11.2.4	any tax or other liability of the Purchaser incurred in or related to the period prior to the Closing Date, whether potential or contingent, that is not reflected and adequately reserved for in its accounts.

11.3	For purposes of this Clause 11, “Damages” shall mean and include any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest, obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by any of the Purchaser Indemnified Persons or Vendor Indemnified Persons.

12.	NOTICES AND OTHER COMMUNICATIONS

Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service, to the respective Parties hereto at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11):

if to Rich Wind Energy Three Corp.

P.O. Box 957, Offshore Incorporations Centre,

Road Town, Tortola, British Virgin Islands;

Attention: Ling Wu

With side attention to: Chuanwei Zhang

Mingyang Industrial Park, Jianye Road, Zhongshan Torch Hi-tech

Industrial Development Zone, Zhongshan, Guangdong

Facsimile: +86-0760 28138889

Telephone: +86-0760 28138888

if to Clarity China Partners, L.P.:

Suite 2101, Capital Mansion,

6 Xin Yuan Nan Lu, Chaoyang,

Beijing 100004 China,

Attention: Steve Liu

Facsimile: +86-010 8486 8563

Telephone: +86-010 8486 8560

if to Clarity China Partners (AI), L.P.:

Suite 2101, Capital Mansion,

6 Xin Yuan Nan Lu, Chaoyang,

Beijing 100004 China,

Attention: Steve Liu

Facsimile: +86-010 8486 8563

Telephone: +86-010 8486 8560

if to Clarity MY Co-Invest, L.P.:

Suite 2101, Capital Mansion,

6 Xin Yuan Nan Lu, Chaoyang,

Beijing 100004 China,

Attention: Steve Liu

Facsimile: +86-010 8486 8563

Telephone: +86-010 8486 8560

if to China Opportunity S.A. SICAR:

37, Rue D’Anvers, L-1130, Luxembourg

Attention: Francois BROUXEL

Facsimile: +352 40 44 09

Telephone: +352 40 49 60 1

Email: francois.brouxel@wildgen.lu

if to ICBC International Investment Management Limited:

Level 18, Three Pacific Place,

1 Queen’s Road East, Hong Kong

Attention: Yeung Yuk Lun

Facsimile: +852-2683 3840

Telephone: +852-2683 3828

if to First Windy Investment Corp.:

P.O. Box 957, Offshore Incorporations Centre,

Road Town, Tortola, British Virgin Islands

Attention: Chuanwei Zhang

With side attention to: Chuanwei Zhang

Mingyang Industrial Park, Jianye Road, Zhongshan Torch Hi-tech

Industrial Development Zone, Zhongshan, Guangdong

Facsimile: +86-0760 28138889

Telephone: +86-0760 28138888

if to Ace Ambition International Limited:

Room 1005A, China Resources Building,

No. 8 Jianguomenbei Avenue, Beijing 100005 China

Attention: Dr. Jun Zhao

Facsimile: +86-010 85192100

Telephone: +86-010 85192121

if to SCGC Capital Holding Company Limited:

Fl.11, Investment Building,

No. 4009 Shennan Road,

Shenzhen, China

Attention: Jianbin Meng

Facsimile: +86-0755 82912880

Telephone: +86-0755 82912888

if to Chan Ping Che:

Room 412, Wayson Commercial Building,

28 Connaught Road West, Hong Kong.

Attention: Chan Ping Che

Facsimile: +852-28583744

Telephone: +852-28590600

if to Chan Ping Yee:

Room 412, Wayson Commercial Building,

28 Connaught Road West, Hong Kong.

Attention: Chan Ping Yee

Facsimile: +852-25597593

Telephone: +852-28590616

if to Merrill Lynch PCG, Inc.:

23rd FL, North Tower, 4 World Financial Center

New York, New York 10080

Attention: Martin McInerney

Facsimile: 1 212 236 0432

With copy to Merrill Lynch (Asia Pacific) Limited:

17F, 3 Garden Road, Central, Hong Kong

Facsimile: +852 2161 7022

Attention: Min Lin

if to Ironmont Investment Co., Ltd.:

17th Floor, Tower A,

1518 Minsheng Road,

Shanghai, China 200135

Attention: Cheng Xie

Facsimile: +86-021 6104 3520

Telephone: +86-021 6104 2997

if to Second Windy Investment Corp.:

P.O. Box 957, Offshore Incorporations Centre,

Road Town, Tortola, British Virgin Islands

Attention: Xian wang

With side attention to: Xian wang

Mingyang Industrial Park, Jianye Road,

Zhongshan Torch Hi-tech Industrial Development Zone,

Zhongshan, Guangdong

Facsimile: +86-0760 28138677

Telephone: +86-0760 28138989

if to Best Jolly Investments Limited:

South Tower Level 27

Poly International Plaza,

No. 1 Pazhoudadao, East Road,

Haizhu District, Guangzhou China 510308

Attention: Jiang Xiang Qing

Facsimile: +86-20 8989 9048

Telephone: +86-20 8989 9078

if to Third Windy Investment Corp.:

P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola,

British Virgin Islands

Attention: Song Wang

With side attention to: Song Wang

Mingyang Industrial Park, Jianye Road, Zhongshan Torch Hi-tech

Industrial Development Zone, Zhongshan, Guangdong

Facsimile: +86-0760 28138818

Telephone: +86-0760 28138511

if to the Purchaser

Jianye Road, Mingyang Industry Park

National Hi-Tech Industrial Development Zone

Zhongshan, Guangdong 528431

People’s Republic of China

Attention: Chuanwei Zhang

Facsimile: +86-0760-28138889

Telephone: +86-0760-28138888

13.	COSTS AND EXPENSES

13.1	The Parties shall bear their respective legal and professional fees, costs and expenses incurred in the negotiation, preparation and execution of this Agreement and all documents contemplated hereby.

13.2	The stamp duty for the transfer of the Sale Shares shall be borne by the Purchaser.

14.	SEVERAL OBLIGATIONS

The obligations of the Vendors under this Agreement and all documents contemplated hereby shall be several, and a Vendor shall only be responsible for its own breach of its obligations under this Agreement and all documents contemplated hereby.

15.	COUNTERPARTS

This Agreement may be executed in counterparts and all counterparts together shall constitute one document.

16.	GOVERNING LAW AND JURISDICTION

16.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

16.2	Jurisdiction. The courts of Hong Kong (the “Courts”) are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such Courts.

Each Party irrevocably submits to the jurisdiction of such Courts and waives any objection to Proceedings in such Courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

Each Party consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which is made or given in such Proceedings.

17.	AMENDMENTS

This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the Parties hereto.

18.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns upon execution by the Parties.

19.	AGENT FOR SERVICES OF PROCESS

19.1	Each of the Parties hereby irrevocably authorizes and appoints its agent for service of process (or such other Person being resident of or incorporated in Hong Kong as it may by notice to the other Parties substitute) to accept service of all legal process arising out of or in connection with this Agreement (the “Process Agent”) and service on its Process Agent shall be deemed to be service on it so long as copies of such process are sent to the Process Agent as provided in Schedule 12 of this Agreement.

IN WITNESS whereof the Parties hereto have executed this Agreement the day and year first above written.

SIGNED by	)	RICH WIND ENERGY THREE CORP.
)
)
	)	/s/ Ling Wu
	)	By:	Ling Wu
	)	Title:	Director

SIGNED by	)	CLARITY CHINA PARTNERS, L.P.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CLARITY CHINA PARTNERS (AI), L.P.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CLARITY MY CO-INVEST, L.P.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHINA OPPORTUNITY S.A. SICAR
)
)
)
	)	By:
	)	Title:

18

IN WITNESS whereof the Parties hereto have executed this Agreement the day and year first above written.

SIGNED by	)	RICH WIND ENERGY THREE CORP.
)
)
)
	)	By:	Ling Wu
	)	Title:	Director

SIGNED by	)	CLARITY CHINA PARTNERS, L.P.

)
)
)
	)	By:
	)	Title:

SIGNED by	)	CLARITY CHINA PARTNERS (AI), L.P.

)
)
)
	)	By:
	)	Title:

SIGNED by	)	CLARITY MY CO-INVEST, L.P.

)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHINA OPPORTUNITY S.A. SICAR
)
)
)
	)	By:
	)	Title:

18

IN WITNESS whereof the Parties hereto have executed this Agreement the day and year first above written.

SIGNED by	)	RICH WIND ENERGY THREE CORP.
)
)
)
	)	By:	Ling Wu
	)	Title:	Director

SIGNED by	)	CLARITY CHINA PARTNERS, L.P.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CLARITY CHINA PARTNERS (AI), L.P.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CLARITY MY CO-INVEST, L.P.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHINA OPPORTUNITY S.A. SICAR
)
)
	)	/S/ N. MAGNONI
	)	By:	N. MAGNONI
	)	Title:	CEO

SIGNED by	)	ICBC INTERNATIONAL INVESTMENT MANAGEMENT LIMITED

)
)
)
	)	By:
	)	Title:

SIGNED by	)	FIRST WINDY INVESTMENT CORP.
)
)
)
	)	By:	Chuanwei Zhang
	)	Title:	Director

SIGNED by	)	ACE AMBITION INTERNATIONAL LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SCGC CAPITAL HOLDING COMPANY LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHAN PING CHE
)
)
)

19

SIGNED by	)	ICBC INTERNATIONAL INVESTMENT MANAGEMENT LIMITED

)
)
)
	)	By:
	)	Title:

SIGNED by	)	FIRST WINDY INVESTMENT CORP.
)
)
	)	/s/ Chuanwei Zhang
	)	By:	Chuanwei Zhang
	)	Title:	Director

SIGNED by	)	ACE AMBITION INTERNATIONAL LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SCGC CAPITAL HOLDING COMPANY LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHAN PING CHE
)
)
)

19

SIGNED by	)	ICBC INTERNATIONAL INVESTMENT MANAGEMENT LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	FIRST WINDY INVESTMENT CORP.
)
)
)
	)	By:	Chuanwei Zhang
	)	Title:	Director

SIGNED by	)	ACE AMBITION INTERNATIONAL LIMITED
)
)
	)	/s/ Jun Zhao
	)	By:	Jun Zhao
	)	Title:	Director

SIGNED by	)	SCGC CAPITAL HOLDING COMPANY LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHAN PING CHE
)
)
)

19

SIGNED by	)	ICBC INTERNATIONAL INVESTMENT MANAGEMENT LIMITED

)
)
)
	)	By:
	)	Title:

SIGNED by	)	FIRST WINDY INVESTMENT CORP.
)
)
)
	)	By:	Chuanwei Zhang
	)	Title:	Director

SIGNED by	)	ACE AMBITION INTERNATIONAL LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SCGC CAPITAL HOLDING COMPANY LIMITED

)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHAN PING CHE
)
)
)

19

SIGNED by	)	ICBC INTERNATIONAL INVESTMENT MANAGEMENT LIMITED

)
)
)
	)	By:
	)	Title:

SIGNED by	)	FIRST WINDY INVESTMENT CORP.
)
)
)
	)	By:	Chuanwei Zhang
	)	Title:	Director

SIGNED by	)	ACE AMBITION INTERNATIONAL LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SCGC CAPITAL HOLDING COMPANY LIMITED
)
)
)
	)	By:
	)	Title:

SIGNED by	)	CHAN PING CHE

)
)
)

SIGNED by	)	CHAN PING YEE
)
)
)

SIGNED by	)	MERRILL LYNCH PCG, INC.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	IRONMONT INVESTMENT CO., LTD.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SECOND WINDY INVESTMENT CORP.
)
)
)
	)	By:	Xian Wang
	)	Title:	Director

SIGNED by	)	BEST JOLLY INVESTMENTS LIMITED
)
)
)
	)	By:	XiangQing Jiang
	)	Title:	Director

SIGNED by	)	THIRD WINDY INVESTMENT CORP.
)
)
)
	)	By:	Song Wang
	)	Title:	Director

20

SIGNED by	)	CHAN PING YEE
)
)
)

SIGNED by	)	MERRILL LYNCH PCG, INC.

)
)
)
	)	By:
	)	Title:	Director

SIGNED by	)	IRONMONT INVESTMENT CO., LTD.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SECOND WINDY INVESTMENT CORP.
)
)
)
	)	By:	Xian Wang
	)	Title:	Director

SIGNED by	)	BEST JOLLY INVESTMENTS LIMITED
)
)
)
	)	By:	XiangQing Jiang
	)	Title:	Director

SIGNED by	)	THIRD WINDY INVESTMENT CORP.
)
)
)
	)	By:	Song Wang
	)	Title:	Director

20

SIGNED by	)	CHAN PING YEE
)
)
)

SIGNED by	)	MERRILL LYNCH PCG, INC.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	IRONMONT INVESTMENT CO., LTD.
)
)
	)	/s/ Cheng Xie
	)	By:	Cheng Xie
	)	Title:	Director

SIGNED by	)	SECOND WINDY INVESTMENT CORP.
)
)
)
	)	By:	Xian Wang
	)	Title:	Director

SIGNED by	)	BEST JOLLY INVESTMENTS LIMITED
)
)
)
	)	By:	XiangQing Jiang
	)	Title:	Director

SIGNED by	)	THIRD WINDY INVESTMENT CORP.
)
)
)
	)	By:	Song Wang
	)	Title:	Director

20

SIGNED by	)	CHAN PING YEE
)
)
)

SIGNED by	)	MERRILL LYNCH PCG, INC.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	IRONMONT INVESTMENT CO., LTD.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SECOND WINDY INVESTMENT CORP.
)
)
	)	/s/ Xian Wang
	)	By:	Xian Wang
	)	Title:	Director

SIGNED by	)	BEST JOLLY INVESTMENTS LIMITED
)
)
)
	)	By:	XiangQing Jiang
	)	Title:	Director

SIGNED by	)	THIRD WINDY INVESTMENT CORP.
)
)
)
	)	By:	Song Wang
	)	Title:	Director

20

SIGNED by	)	CHAN PING YEE
)
)
)

SIGNED by	)	MERRILL LYNCH PCG, INC.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	IRONMONT INVESTMENT CO., LTD.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SECOND WINDY INVESTMENT CORP.
)
)
)
	)	By:	Xian Wang
	)	Title:	Director

SIGNED by	)	BEST JOLLY INVESTMENTS LIMITED
)
)
	)	/s/ XiangQing Jiang
	)	By:	XiangQing Jiang
	)	Title:	Director

SIGNED by	)	THIRD WINDY INVESTMENT CORP.
)
)
)
	)	By:	Song Wang
	)	Title:	Director

20

SIGNED by	)	CHAN PING YEE
)
)
)

SIGNED by	)	MERRILL LYNCH PCG, INC.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	IRONMONT INVESTMENT CO., LTD.
)
)
)
	)	By:
	)	Title:

SIGNED by	)	SECOND WINDY INVESTMENT CORP.
)
)
)
	)	By:	Xian Wang
	)	Title:	Director

SIGNED by	)	BEST JOLLY INVESTMENTS LIMITED
)
)
)
	)	By:	XiangQing Jiang
	)	Title:	Director

SIGNED by	)	THIRD WINDY INVESTMENT CORP.
)
)
	)	/s/ Song Wang
	)	By:	Song Wang
	)	Title:	Director

SIGNED by	CHINA WIND POWER EQUIPMENT GROUP LIMITED
)
)
	)	/s/ Chuanwei Zhang
	)	By: Chuanwei Zhang
	)	Title:	Chairman of the Board of Directors and Chief Executive Officer

SCHEDULE 1

PART A

Owners of the Sale Shares	Sale Shares	Shareholder’ Loan	Holding Vehicle	Beneficial Interest in Opco (%)	Consideration Shares
Rich Wind Energy Three Corp.	768 shares of Rich Wind Energy Two Corp., consisting of 76.80% of its outstanding share capital	Nil	Rich Wind Energy Two Corp.	28.0473	28,330,600

Clarity China Partners, L.P.	4,928,241 shares of First Base Investments Limited, consisting of 49.28% of its outstanding share capital.	the outstanding loans of US$15,740,593 made to First Base Investments Limited by Clarity China Partners, L.P.	First Base Investments Limited	13.6774	13,815,500

Clarity China Partners (AI), L.P.	154,378 shares of First Base Investments Limited, consisting of 1.54% of its outstanding share capital.	the outstanding loans of US$493,083 made to First Base Investments Limited by Clarity China Partners (AI), L.P.	First Base Investments Limited	0.4284	432,800

Clarity MY Co-Invest, L.P.	648,381 shares of First Base Investments Limited, consisting of 6.48% of its outstanding share capital.	the outstanding loans of US$2,070,899 made to First Base Investments Limited by Clarity MY Co-Invest, L.P.	First Base Investments Limited	1.7995	1,817,600

China Opportunity S.A. SICAR	11,610,000 shares of Keycorp Limited, consisting of 100% of its outstanding share capital.	the outstanding loans of HK$40,548 made to Keycorp Limited by China Opportunity S.A. SICAR	Keycorp Limited	13.1649	13,297,900

ICBC International Investment Management Limited	1 share of Sky Trillion Limited, consisting of 100% of its outstanding share capital.	the outstanding loans of HK$387,514,992 made to Sky Trillion Limited by ICBC International Investment Management Limited	Sky Trillion Limited	10.8756	10,985,400

First Windy Investment Corp.	3,202,000 shares of First Base Investments Limited, consisting of 32.02% of its outstanding share capital.	the outstanding loans of US$10,227,054 made to First Base Investments Limited by First Windy Investment Corp.	First Base Investments Limited	8.8865	8,976,300

Ace Ambition International Limited	1 share of King Venture Limited, consisting of 100% of its outstanding share capital.	the outstanding loans of US$13,513,152 made to King Venture Limited by Ace Ambition International Limited	King Venture Limited	4.8862	4,935,500

SCGC Capital Holding Company Limited	128 shares of Rich Wind Energy Two Corp., consisting of 12.80% of its outstanding share capital	Nil	Rich Wind Energy Two Corp.	4.6746	4,720,800

Chan Ping Che	1 share of Tech Sino Limited, consisting of 50% of its outstanding share capital.	the outstanding loans of HK$56,743,563.50 made to Tech Sino Limited by Chan Ping Che and Chan Ping Yee	Tech Sino Limited	1.592	1,607,600

Chan Ping Yee	1 share of Tech Sino Limited, consisting of 50% of its outstanding share capital.	the outstanding loans of HK$56,743,563.50 made to Tech Sino Limited by Chan Ping Che and Chan Ping Yee	Tech Sino Limited	1.592	1,607,600

Merrill Lynch PCG, Inc.	80 shares of Rich Wind Energy Two Corp., consisting of 8.00% of its outstanding share capital	Nil	Rich Wind Energy Two Corp.	2.9216	2,951,100

Ironmont Investment Co., Ltd.	1 share of Asiatech Holdings Limited, consisting of 100% of its outstanding share capital	the outstanding loans of US$11,812,853.92 made to Asiatech Holdings Limited by Ironmont Investment Co., Ltd.	Asiatech Holdings Limited	2.6173	2,643,800

Second Windy Investment Corp.	830,000 shares of First Base Investments Limited, consisting of 8.30% of its outstanding share capital.	the outstanding loans of US$2,650,985 made to First Base Investments Limited by Second Windy Investment Corp.	First Base Investments Limited	2.3035	2,326,800

Best Jolly Investments Limited	24 shares of Rich Wind Energy Two Corp., consisting of 2.40% of its outstanding share capital	Nil	Rich Wind Energy Two Corp.	0.8765	885,300

Third Windy Investment Corp.	237,000 shares of First Base Investments Limited, consisting of 2.37% of its outstanding share capital.	the outstanding loans of US$756,968 made to First Base Investments by Third Windy Investment Corp.	First Base Investments Limited	0.6577	664,400

Total				99.0000	99,999,000

PART B -HOLDING VEHICLES

PARTICULARS OF RICH WIND ENERGY TWO CORP.

Name	:	Rich Wind Energy Two Corp.

Company number		1552898

Place of incorporation		British Virgin Islands

Date of incorporation	:	October 21, 2009

Registered office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Island

Maximum number of shares authorised to issue	:	50,000 shares of US$1.00 each of a single class

Issued and outstanding shares	:	1,000 ordinary shares of US$1.00 each

Owners of the Sale Shares	:

		Vendor	Type of Shares	No. of Shares
		Rich Wind Energy Three Corp.	Ordinary	768
		SCGC Capital Holding Company Limited	Ordinary	128
		Merrill Lynch PCG, Inc.	Ordinary	80
		Best Jolly Investments Limited	Ordinary	24

Director	:	Ling Wu

Principal activity	:	Investment Holding

PARTICULARS OF FIRST BASE INVESTMENTS LIMITED

Name	:	First Base Investments Limited

Company number		1160719

Place of incorporation		Hong Kong

Date of incorporation	:	August 22, 2007

Registered office	:	Unit C, 9th Floor, Regency Centre, Phase Two, 41-43 Wong Chuk Hang Road, Hong Kong

Authorized share capital	:	HK$10,000.00 divided into 10,000,000 ordinary shares of HK$0.001 each

Issued and outstanding shares	:	10,000,000 ordinary shares of HK$0.001 each

Owners of the Sale Shares	:

		Vendor	Type of Shares	No. of Shares
		Clarity China Partners, L.P.	Ordinary	4,928,241
		Clarity China Partners (AI), L.P.	Ordinary	154,378
		Clarity MY Co-Invest, L.P.	Ordinary	648,381
		First Windy Investment Corp.	Ordinary	3,202,000
		Second Windy Investment Corp.	Ordinary	830,000
		Third Windy Investment Corp.	Ordinary	237,000

		Total		10,000,000

Directors	:	Xiao Hua Liu, David Li LEE

Principal activity	:	Investment Holding

PARTICULARS OF KEYCORP LIMITED

Name	:	Keycorp Limited

Company number		1135001

Place of incorporation		Hong Kong

Date of incorporation	:	May 23, 2007

Registered office	:	1501 Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong

Authorized share capital	:	HK$1,000,000,000.00 divided into 100,000,000 ordinary shares of HK$10 each

Issued and outstanding shares	:	11,610,000 ordinary shares of HK$10 each

Owners of the Sale Shares	:

		Vendor	Type of Shares	No. of Shares
		China Opportunity S.A. SICAR	Ordinary	11,610,000

Directors	:	Niccolo Magnoni

Principal activity	:	Investment Holding

PARTICULARS OF SKY TRILLION LIMITED

Name	:	Sky Trillion Limited

Company number		1539690

Place of incorporation		British Virgin Islands

Date of incorporation	:	July 10, 2009

Registered office	:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Island

Maximum number of shares authorised to issue	:	50,000 shares of US$1.00 each of a single class

Issued shares	:	1 ordinary share of US$1.00 each

Owners of the Sale Shares	:

		Vendor	Type of Shares	No. of Shares
		ICBC International Investment Management Limited	Ordinary	1

Directors	:	Yeung Yuk Lun, Ma Kin Kan

Principal activity	:	Investment Holding

PARTICULARS OF KING VENTURE LIMITED

Name	:	King Venture Limited

Company number		1344915

Place of incorporation		Hong Kong

Date of incorporation	:	June 12, 2009

Registered office	:	Room, 1505, 15/F, World-Wide House, 19 Des Voeux Road, Central, Hong Kong

Authorized share capital	:	HK$10,000 divided into 10,000 ordinary shares of HK$1.00 each

Issued and outstanding shares	:	1 ordinary share of HK$1.00 each

Owners of the Sale Shares	:
		Vendor	Type of Shares	No. of Shares
		Ace Ambition International Limited	Ordinary	1

Directors	:	Zhao Jun

Principal activity	:	Investment holding

PARTICULARS OF TECH SINO LIMITED

Name	:	Tech Sino Limited

Company number		807700

Place of incorporation		Hong Kong

Date of incorporation	:	July 26, 2002

Registered office	:	Room 412, Wayson Commercial Building, 28 Connaught Road West, Hong Kong

Authorized share capital	:	HK$10,000 divided into 10,000 ordinary shares of HK$1.00 each

Issued and outstanding shares	:	2 ordinary shares of HK$1.00 each

Owners of the Sale Shares	:

		Vendor	Type of Shares	No. of Shares
		Chan Ping Che	Ordinary	1
		Chan Ping Yee	Ordinary	1

		Total		2

Directors	:	Chan Ping Che, Chan Ping Yee

Principal activity	:	Investment holding

PARTICULARS OF ASIATECH HOLDINGS LIMITED

Name	:	Asiatech Holdings Limited

Company number		1203306

Place of incorporation		Hong Kong

Date of incorporation	:	January 14, 2008

Registered office	:	22nd Floor, Tai Yau Building, 181 Johnston Road, Wanchai, Hong Kong

Authorized share capital	:	HK$10,000 divided into 10,000 ordinary shares of HK$1.00 each

Issued and outstanding shares	:	1 ordinary share of HK$1.00 each

Owners of the Sale Shares	:

		Vendor	Type of Shares	No. of Shares
		Ironmont Investment Co., Ltd.	Ordinary	1

Directors	:	Yu Ge, Yan Chen, Cheng Xie

Principal activity	:	Investment holding

SCHEDULE 2

PART A

THE VENDOR WARRANTIES

1.	Such Vendor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2.	The execution and delivery by such Vendor of this Agreement and any other document or agreement contemplated hereunder to which it is a party, the performance by such Vendor of its obligations hereunder and thereunder and the consummation by such Vendor of the transactions contemplated hereunder and thereunder, if any, have been duly authorized by all requisite action on the part of such Vendor.

3.	This Agreement has been duly executed and delivered by such Vendor. Assuming this Agreement is valid and binding agreement of the other Parties, this Agreement constitutes valid and binding agreement of such Vendor, enforceable against such Vendor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

4.	The execution, delivery and performance of this Agreement by such Vendor do not and shall not:

(a)	violate in any respect the laws and documents incorporating and constituting such Vendor;

(b)	result in the creation or imposition of any Encumbrance on any of its assets or share capital pursuant to the provisions of any agreement or other undertaking to which such Vendor is a party or which is binding upon it or any of its assets; or

(c)	violate any agreement or other undertaking to which such Vendor is a party or which is binding upon it or any of its assets.

5.	There are no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of such Vendor required in connection with the execution, delivery and performance of this Agreement and any other document or agreement contemplated hereunder, the performance by such Vendor of its obligations hereunder and thereunder and the consummation by such Vendor of the transactions contemplated hereby and thereby which has not already been secured or effected or will be secured or effected prior to Closing.

6.	(i) the Sale Shares are fully paid or credited as fully paid up, and non-assessable; (ii) there are no statutory or contractual restrictions on such Vendor’s ability to transfer its Sale Shares and to assign its Shareholders’ Loan (if any) as set forth opposite the name of such Vendor under “Shareholder’s Loan” on Schedule 1, Part A pursuant to this Agreement; (iii) there is no Encumbrance on or other form of security over or affecting any of such Sale Shares, any assets of the Holding Vehicle and the indirect interest underlying the Sale Shares as held by such Vendor in Opco, and there is no agreement or commitment to give or create any of the foregoing; (iv) such Vendor is a registered, and valid legal and beneficial owner of the Sale Shares and will be able to procure the sale and transfer of the Sale Shares (and the full legal and beneficial ownership thereof) on the terms of this Agreement without the consent of any third party; and (v) such Vendor is the legal and beneficial owner of the respective Shareholder’s Loan and will be able to assign the Shareholder’s Loan (and the full legal and beneficial ownership thereof) on the terms of this Agreement.

7.	No action, suit, proceeding, claim, arbitration or investigation has been threatened or instituted against such Vendor seeking to enjoin, challenge the validity of, or assert any liability against any of them, on account of any transaction contemplated by this Agreement or any other document or agreement contemplated hereunder.

8.	Each Vendor has provided the Purchaser with all information that the Vendor believes is materially necessary to enable the Purchaser to decide whether to enter into the transactions contemplated hereunder. None of this Agreement or any other statements or certificates or other materials made or delivered, or to be made or delivered to the Purchaser in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

9.	For the avoidance of doubt, each Vendor makes the representations and warranties as set out in clause 9 to clause 25 below insofar they relate solely to the respective Holding Vehicle as set forth against the name of such Vendor under “Holding Vehicle” in Schedule 1, Part A hereto. The respective Holding Vehicle is a special purpose vehicle formed solely for the purpose of and has no business activities other than the holding of its respective equity ownership in Opco. Such entity is not party to any contract (other than this Agreement, any agreements contemplated under this Agreement, any other agreements relating to the Share Swap and any agreements relating to its investment in the Opco).

10.	Save for the Shareholder’s Loan set forth opposite the name of such Vendor under “Shareholder’s Loan” on Schedule 1, Part A, there are no loans, obligations or other material Liabilities, actual or contingent, other than routine administrative costs incurred in the ordinary course of business as a holding company, due from the respective Holding Vehicle to the Vendor (other than such obligations as attached to a shareholder of the Holding Vehicle according to the memorandum and articles of such Holding Vehicle) or to any other third parties and following the transfer of the Sale Shares and the assignments of the respective Shareholder’s Loan set forth opposite the name of each Vendor under “Shareholder’s Loan” on Schedule 1, Part A, each Vendor has no claims whatsoever against the respective Holding Vehicle.

11.	The information set forth in Schedule 1, Part B regarding the respective Holding Vehicle as set forth against the name of the Vendor under “Holding Vehicle” in Schedule 1, Part A hereto is true, complete and accurate.

12.	To the knowledge of such Vendor, the respective Holding Vehicle as set forth against the name of such Vendor under “Holding Vehicle” in Schedule 1, Part A hereto:

(i)	is a duly organized limited liability company validly existing under the laws of the place of its incorporation and has the corporate powers and authority to carry on the business presently carried on by it and to own and hold the assets used therewith;

(ii)	has complied with the provisions of all applicable laws, regulations (and all orders notices and directions made thereunder) and all applicable codes or practices in relation to the operation of its business;

(iii)	has correctly and properly prepared and filed all returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever; and

(iv)	has obtained and paid all necessary authorizations, licences, approvals and consents and all necessary fees, duties, taxes and charges for the establishment, operation and maintenance of the respective Holding Vehicle and for the operation of business of the respective Holding Vehicle.

13.	No order has been made and to the knowledge of such Vendor, no petition presented or resolution passed for the winding up of the respective Holding Vehicle and no distress, execution or other process has been levied on any of its assets.

14.	None of the respective Holding Vehicle has stopped payment and is insolvent or unable to pay its debts as they fall due.

15.	To the knowledge of such Vendor, no administrative or other receiver has been appointed by any person over the business or assets of any of the respective Holding Vehicles or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the respective Holding Vehicle.

16.	The respective Holding Vehicle is not currently engaged in any litigation or arbitration proceedings which is still in force and to the knowledge of such Vendor, there are no lawsuits or arbitration proceedings pending or threatened by or against the respective Holding Vehicle or any person for whose acts or defaults the respective Holding Vehicle may be vicariously liable.

17.	No injunction has been granted against the respective Holding Vehicle and the respective Holding Vehicle is not subject to any order or judgment given by any court or governmental agency which is still in force.

18.	The respective Holding Vehicle has not given any undertaking to any court or to any third party arising out of any legal proceedings.

19.	So far as such Vendor is aware, there is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the respective Holding Vehicle, including any which might form the basis of any criminal prosecution against such respective Holding Vehicle.

20.	No governmental or other investigation or inquiry is in progress or threatened in respect of the respective Holding Vehicle and so far as such Vendor is aware there are no circumstances likely to lead to any of the same.

21.	With respect to each of the Holding Vehicles incorporated in Hong Kong only and to the extent that such Holding has retained any employee, it has complied with all applicable labour and employment laws and laws relating to employees or workmen compensation, including but not limited to the Employees Compensation Ordinance (Chapter 282, Laws of Hong Kong) and has established a mandatory provident fund scheme which is compliance with all laws, including (without limitation) the Mandatory Provident Fund Schemes Ordinance (Chapter 485, Laws of Hong Kong). There is no liability or claim against such Holding Vehicle from any employee or former employee outstanding or anticipated.

22.	No loans or advances have been made by the respective Holding Vehicle to any person related to or connected with such Vendor which are outstanding and have not been repaid in full.

23.	To the knowledge of such Vendor, all taxation which the respective Holding Vehicle is liable to pay prior to the Closing Date has been paid in full on a timely basis. The respective Holding Vehicle has not violated any taxation statute, law, rule or regulation in any material extent, and has not paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of any taxation statute, law, rule or regulation. The respective Holding Vehicle has not in the last year been the subject of a discovery, audit or investigation by any taxation authority and there are no facts which are likely to cause a discovery, audit or investigation to be made.

24.	All the accounting records, statutory and other books and records (including the register of members) and other deeds documents records, data and information of the respective Holding Vehicle are, and have since its incorporation been, properly kept and are, to a material extent, a complete and accurate record of all acts and transactions of the respective Holding Vehicle and of all matters required by law to be recorded or registered therein. The respective Holding Vehicle has not received any application or request for rectification of any such statutory registers.

25.	To the knowledge of such Vendor, the accounts of the respective Holding Vehicle:

(i)	were prepared in accordance with the requirements of all relevant laws, statutes and generally accepted accounting principles and practices of the place of incorporation of the respective Holding Vehicle and are prepared on a basis consistent with preceding accounting periods of the respective Holding Vehicle;

(ii)	disclose a true and fair view of the assets and liabilities of the respective Holding Vehicle at the relevant accounting period and of its profits for the financial year ended on the relevant accounting period;

(iii)	contain adequate provision or reserve for bad and doubtful debts;

(iv)	contain a note of all capital commitments of the respective Holding Vehicle; and

(v)	contain adequate provision or reserves (as appropriate) for all taxation liable to be assessed on the respective Holding Vehicle.

PART B

THE PURCHASER WARRANTIES

1.	The Purchaser is duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Purchaser has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business and the failure to so qualify would have a material adverse effect on its financial condition, business or properties.

2.	The execution and delivery by the Purchaser of this Agreement and any other document or agreement contemplated hereunder, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereunder and thereunder have been duly authorized by all requisite action on the part of the Purchaser.

3.	This Agreement has been duly executed and delivered by the Purchaser. Assuming this Agreement is valid and binding agreement of the Vendors, this Agreement constitutes valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

4.	The execution, delivery and performance of this Agreement by the Purchaser do not and shall not:

(a)	violate in any respect the laws and documents incorporating and constituting the Purchaser;

(b)	result in the creation or imposition of any Encumbrance on any of its assets or share capital pursuant to the provisions of any agreement or other undertaking to which the Purchaser is a party or which is binding upon it or any of its assets; or

(c)	violate any agreement or other undertaking to which the Purchaser is a party or which is binding upon it or any of its assets.

5.	(a)	Upon issuance at Closing, the authorized capital of the Purchaser will consist of 1,000,000,000 ordinary shares of US$0.001 each, of which 100,000,000 are issued and outstanding, including 99,999,000 Consideration Shares. The Consideration Shares will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by the Memorandum and Articles of Association of the Company and will in all respects rank pari passu with all other shares in the share capital of the Purchaser in issue at the relevant date of issue of the Consideration Shares.

(b)	As of Closing, except as provided in this Agreement:

(i)	there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or agreements of any kind for the purchase or acquisition from the Purchaser of any of its securities;

(ii)	the Purchaser is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities;

(iii)	there is no Encumbrance on or other form of security, over or affecting any of the Consideration Shares and there is no agreement or commitment to give or create any of the foregoing.

6.	Upon issuance at Closing, the Vendors (or their respective nominees), through their ownership of the Consideration Shares, will indirectly hold such percentages of legal and beneficial ownership in the Opco as set forth opposite their names in Schedule 1, Part A hereof.

7.	There are no statutory or contractual restrictions on the Purchaser’s ability to issue the Consideration Shares pursuant to this Agreement and any other document or agreement contemplated by this Agreement.

8.	There are no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other third party on the part of the Purchaser required in connection with the execution, delivery and performance of this Agreement and any other document or agreement contemplated hereunder, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby which has not already been secured or effected or will be secured or effected prior to Closing.

9.	No action, suit, proceeding, claim, arbitration or investigation has been threatened or instituted against the Purchaser seeking to enjoin, challenge the validity of, or assert any liability against it, whether on account of any transaction contemplated by this Agreement or any other document or agreement contemplated hereunder.

10.	The Purchaser is not subject to any order or judgment given by any court or governmental agency which is still in force or has given any undertaking to any court or to any third party arising out of any legal proceedings.

11.	There is no matter or fact in existence which might give rise to any legal proceedings or arbitration involving the Purchaser, including any which might form the basis of any criminal prosecution against the Purchaser.

12.	No governmental or other investigation or inquiry is in progress or threatened in respect of the Purchaser and so far as the Purchaser is aware there are no circumstances likely to lead to any of the same.

13.	The Purchaser is a special purpose vehicle and has no business activities other than (i) the acquisition and holding of the Sale Shares and has no subsidiaries (other than Opco after Closing) and (ii) such matters as are necessary in the furtherance of an initial public offering of the Purchaser. As of Closing, except for this Agreement, the Purchaser has no outstanding liabilities and is not party to any other contract, agreement or undertaking.

14.	The Purchaser has provided the Vendors with all information that the Purchaser believes is materially necessary to enable the Vendors to decide whether to enter into the transactions contemplated hereunder. None of this Agreement or any other statements or certificates or other materials made or delivered, or to be made or delivered to any of the Vendors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

15.	The Purchaser:

(i)	has complied with the provisions of all applicable laws, regulations (and all orders notices and directions made thereunder) and all applicable codes or practices in relation to its operations (including but not limited to obtaining and paying all necessary authorizations, licences, approvals and consents and all necessary fees, duties, taxes and charges for its establishment, operation and maintenance); and

(ii)	has correctly and properly prepared and filed all returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever.

16.	No order has been made and no petition presented or resolution passed for the winding up of the Purchaser and no distress, execution or other process has been levied on any of its assets.

17.	The Purchaser has not stopped payment or is insolvent or unable to pay its debts as they fall due.

18.	No administrative or other receiver has been appointed by any person over the business or assets of the Purchaser or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect of the Purchaser.

19.	The Purchaser has not violated any taxation statute, law, rule or regulation in any material extent, and has not paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of any taxation statute, law, rule or regulation. The Purchaser has not in the last year been the subject of a discovery, audit or investigation by any taxation authority and there are no facts which are likely to cause a discovery, audit or investigation to be made.

20.	The Purchaser does not have any employees.

21.	There are no loans, obligations or other material Liabilities, actual or contingent, other than routine administrative costs incurred in the ordinary course of business as a holding company, due from the Purchaser to any other third parties.

22.	All the accounting records, statutory and other books and records (including the register of members) and other deeds documents records, data and information of the Purchaser are, and have since its incorporation been, properly kept and are, to a material extent, a complete and accurate record of all acts and transactions of the Purchaser and of all matters required by law to be recorded or registered therein. The Purchaser has not received any application or request for rectification of any such statutory registers.

SCHEDULE 3

FORM OF VENDOR’S DIRECTORS RESOLUTIONS

[Name of BVI Vendor]

(the “Company”)

WRITTEN RESOLUTIONS OF THE [SOLE] DIRECTOR[S] OF THE COMPANY

A	Conflicts of Interest

[Each/The sole] director confirms that he or she has properly and duly disclosed all of his or her interests required to be disclosed to the board of directors of the Company and/or the Company pursuant to the Articles of Association of the Company and/or otherwise required by any applicable law in relation to all matters being resolved upon by the board of directors of the Company as contained herein.

B	Sale of Shares in [please insert name of Holding Vehicle whose shares the BVI Vendor is selling]

IT IS NOTED THAT the Company proposes to enter into the following documents in connection with the sale by the Company (the “Sale”) of [please insert number of shares] [ordinary shares] with a par value of [please insert par value of each Sale Share] each (the “Sale Shares”) in [please insert name of Holding Vehicle whose shares the BVI Vendor is selling], a company incorporated and existing under the laws of [please insert jurisdiction under which Holding Vehicle is incorporated][ and the assignment of certain shareholders’ loan (the “Shareholders’ Loan”) owed by [please insert name of Holding Vehicle whose shares the BVI Vendor is selling] to the Company (the “Assignment of Shareholder’s Loan”),] to China Wind Power Equipment Group Limited (the “Buyer”) pursuant to the following transaction document[s]:

(a)	a sale and purchase agreement dated [—] 20[ ] among, amongst others, (i) the Buyer and the Company; [./; and]

(b)	[the notice of assignment in relation to the assignment of the Shareholder’s Loan due from the Holding Vehicle to the Company (the “Assignment of Shareholder’s Loan”).]

The document[s] described in paragraph (a) [and (b)] above [is/are] hereinafter collectively referred to as the “Transaction Document[s]”.

[IT IS NOTED THAT the Sale [and the Assignment of Shareholder’s Loan] is a disposition of more than 50 per cent in value of the assets of the Company and accordingly shareholder consent is required pursuant to Section 175 of the BVI Business Companies Act, 2004 (as amended) (“Section 175”). IT IS FURTHER NOTED THAT the shareholder[s] of the Company [was/were] to be provided with details of the Sale [and the Assignment of Shareholder’s Loan] to obtain the required approval of the shareholder[s] of the Company in accordance with Section 175.]

IT IS UNANIMOUSLY RESOLVED:

1	THAT, it is in the Company’s best commercial interests that the Company should approve the Sale[ and the Assignment of Shareholder’s Loan] and, as the case may be, approve and enter into the Transaction Document[s].

2	THAT the form and terms of the Transaction Document[s] be approved and THAT [the sole/any] director of the Company be authorised to sign and deliver the Transaction Document[s] for and on behalf of the Company subject to such amendments and additions thereto as [the sole/any] director of the Company should in his absolute discretion and opinion deem appropriate, the signature of any such director of the Company on the Transaction Document[s] being due evidence for all purposes of his approval of any such amendment or addition and the final terms thereof agreed on behalf of the Company;

3	THAT [the sole/any] director of the Company be authorised to give, make, sign, execute (under hand, seal or as a deed) all such deeds, agreements, letters, notices, certificates, acknowledgements, receipts, authorisations, instructions, releases, waivers, proxies, appointments of agents for service or process and other documents (whether of a like nature or not) including any side letters (“Ancillary Documents”) as may in the opinion and absolute discretion of [the sole/any] director of the Company be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the transactions contemplated by or referred to in the Transaction Document[s] and to do all other such acts and things and to agree all fees, as might in the opinion and absolute discretion of [the sole/any] director of the Company be necessary or desirable for the purposes aforesaid and the prior execution of any Ancillary Document by [the sole/any] director of the Company be approved, confirmed and adopted in all respects;

4	THAT the Ancillary Documents be in such-form as [the sole/any] director of the Company should in his absolute discretion and sole opinion approve, the signature of any such director of the Company on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company;

5	THAT Transaction Document[s] and the Ancillary Documents, where required to be executed by the Company, be executed by [the sole/any] director of the Company or, where required to be executed as a deed, be either (i) sealed by the affixing thereto of the common seal of the Company, and witnessed as required by the Articles of Association of the Company, or (ii) executed as a deed by [the sole/any] director of the Company for and on behalf of the Company;

6	THAT the Transaction Document[s] and the Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in manner aforesaid; and

7	THAT any and all prior actions taken by any director of the Company in connection with the Sale [and Assignment of Shareholder’s Loan] be confirmed, ratified and adopted in all respects as the valid acts of the Company with effect from the date such actions were taken.

[Insert name]	[Insert name]
[Sole] Director	[Director]
Date:	Date:

SCHEDULE 4

FORM OF VENDOR’S SHAREHOLDERS’ RESOLUTIONS

[Name of BVI Vendor]

(the “Company”)

WRITTEN RESOLUTIONS OF THE [SOLE] SHAREHOLDER[S] OF THE COMPANY

Sale of Shares in [please insert name of Holding Vehicle whose shares the B VI Vendor is selling]

IT IS NOTED THAT the Company proposes to enter into the following documents in connection with the sale by the Company (the “Sale”) of [please insert number of shares] [ordinary shares] with a par value of [please insert par value of each Sale Share] each (the “Sale Shares”) in [please insert name of Holding Vehicle whose shares the BVI Vendor is selling], a company incorporated and existing under the laws of [please insert jurisdiction under which Holding Vehicle is incorporated] [and the assignment of certain shareholders’ loan (the “Shareholders’ Loan”) owed by [please insert name of Holding Vehicle whose shares the BVI Vendor is selling] to the Company (the “Assignment of Shareholder’s Loan”),] to China Wind Power Equipment Group Limited (the “Buyer”) pursuant to the following transaction document[s]:

(a)	a sale and purchase agreement dated [—] 20[ ] among, amongst others, (i) the Buyer and the Company[./; and]

(b)	[the notice of assignment in relation to the assignment of the Shareholder’s Loan due from the Holding Vehicle to the Company.]

The document[s] described in paragraph (a) [and (b)] above [is/are] hereinafter collectively referred to as the “Transaction Document[s]”.

IT IS ALSO NOTED THAT the Sale [and Assignment of Shareholder’s Loan] is a disposition of more than 50 per cent in value of the assets of the Company and accordingly shareholder[s]’ consent is required pursuant to Section 175 of the BVI Business Companies Act, 2004 (as amended) (“Section 175”). The Company would now like to seek the approval of the [sole] shareholder[s] in relation to the Sale in accordance with Section 175.]

Details of the Sale [and the Assignment of Shareholder’s Loan] have been provided to the [sole] shareholder[s] for consideration. IT IS RESOLVED:-

1	THAT, it is in the Company’s best commercial interests that the Company should approve the Sale [and the Assignment of Shareholder’s Loan] and, as the case may be, approve and enter into the Transaction Document[s].

2	THAT the form and terms of the Transaction Document[s] be approved and THAT [the sole/any] director of the Company be authorised to sign and deliver the Transaction Document[s] for and on behalf of the Company subject to such amendments and additions thereto as [the sole/any] director of the Company should in his absolute discretion and opinion deem appropriate, the signature of any such director of the Company on the Transaction Document[s] being due evidence for all purposes of his approval of any such amendment or addition and the final terms thereof agreed on behalf of the Company;

3	THAT [the sole/any] director of the Company be authorised to give, make, sign, execute (under hand, seal or as a deed) all such deeds, agreements, letters, notices, certificates, acknowledgements, receipts, authorisations, instructions, releases, waivers, proxies, appointments of agents for service or process and other documents (whether of a like nature or not) including any side letters (“Ancillary Documents”) as may in the opinion and absolute discretion of [the sole/any] director of the Company be considered necessary or desirable for the purpose of compliance with any condition precedent or the coming into effect of or otherwise giving effect to, consummating or completing or procuring the performance and completion of all or any of the transactions contemplated by or referred to in the Transaction Document(s) and to do all other such acts and things and to agree all fees, as might in the opinion and absolute discretion of [the sole/any] director of the Company be necessary or desirable for the purposes aforesaid and the prior execution of any Ancillary Document by [the sole/any] director of the Company be approved, confirmed and adopted in all respects;

4	THAT the Ancillary Documents be in such form as [the sole/any] director of the Company should in his absolute discretion and sole opinion approve, the signature of any such director of the Company on any of the Ancillary Documents being due evidence for all purposes of his approval of the terms thereof on behalf of the Company;

5	THAT the Transaction Document[s] and the Ancillary Documents, where required to be executed by the Company, be executed by [the sole/any] director of the Company or, where required to be executed as a deed, be either (i) sealed by the affixing thereto of the common seal of the Company, and witnessed as required by the Articles of Association of the Company, or (ii) executed as a deed by [the sole/any] director of the Company for and on behalf of the Company;

6	THAT the Transaction Document[s] and the Ancillary Documents be valid, conclusive, binding on and enforceable against the Company when executed and delivered in manner aforesaid; and

7	THAT any and all prior actions taken by any director of the Company in connection with the Sale [and Assignment of Shareholder’s Loan] be confirmed, ratified and adopted in all respects as the valid acts of the Company with effect from the date such actions were taken.

[Insert name]	[Insert name]
[Sole] Shareholder	Shareholder
Date:	[Date:	]

SCHEDULE 5

FORM OF NOTICE OF ASSIGNMENT

To : [Name of the Holding Vehicle]

From : [Name of the Vendor]

[    ] 2010

Notice of Assignment

We refer to the shareholder’s loan granted by us to you the outstanding principal amount of which as at the date hereof is HK$[    ] (the “Shareholder’s Loan”).

We hereby give you notice that with effect from [    ] 2010 (the “Effective Date”), we have assigned to China Wind Power Equipment Group Limited (“Listco”) absolutely all our rights, title, interest and benefits to and in the Shareholder’s Loan pursuant to the terms of a sale and purchase agreement dated [    ] 2010 and entered into between the Listco and us.

We hereby irrevocably authorise and instruct you, with effect from the Effective Date, to pay to the Listco all sums which you would have been obliged to pay to us in respect of the Shareholder’s Loan, such payments to be made to the Listco in such manner as the Listco may advise you in writing.

Please acknowledge receipt of this notice by signing and returning to us the Acknowledgment printed on the enclosed copy of this letter.

For and on behalf of

[Name of Vendor]

Director

Acknowledgement

We acknowledge receipt of a notice of assignment of which the above is a copy.

Date: [    ] 2010

For and on behalf of

[Name of the Holding Vehicle]

Director

[name of shareholder]	China Wind Power Equipment Group Limited	[number of shares to be transferred]

(b)	the aforesaid transfers of shares of the Company be registered in accordance with the Articles;

(c)	all the original share certificates issued to the Transferors be cancelled;

(d)	a new share certificate of the Company in respect of the [ ] ordinary shares in the Company be signed, sealed and issued by the Directors or the secretary of the Company to China Wind Power Equipment Group Limited following registration; and

(e)	the company secretary be instructed to update the register of members and register of transfer of the Company.

3.	ASSIGNMENT OF SHAREHOLDERS’ LOANS

IT IS NOTED THAT the [sole] Director[s] had received and carefully reviewed the following:

(a)	a notice of assignment duly signed by [please insert name of Vendor] of its assignment of the benefit of a shareholder’s loan of [HK$/US$] [please insert loan amount] in the Company to China Wind Power Equipment Group Limited;

(ii)	a notice of assignment duly signed by [please insert name of Vendor] of its assignment of the benefit of a shareholder’s loan of [HK$/US$] [please insert loan amount] in the Company to China Wind Power Equipment Group Limited;

IT WAS RESOLVED THAT the assignments of the aforementioned shareholder’s loans from [please insert name of Vendor] and [please insert name of Vendor] to China Wind Power Equipment Group Limited be and are hereby noted and [the sole/any] director of the Company be and is hereby authorised to acknowledge receipt of the relevant notices of assignments from [please insert name of Vendor] and [please insert name of Vendor].

4.	RESIGNATION AND APPOINTMENT OF DIRECTOR

IT IS NOTED THAT the Directors had received and carefully reviewed the following:

(i)	resignation letters from the existing directors of the Company, [name of existing director], [name of existing director] dated [date]; and

(ii)	the Notification of Change of Secretary and Directors (Appointment/Cessation) (“Form D2A”) regarding the appointment and resignation of directors of the Company.

IT WAS ACCORDINGLY RESOLVED THAT:

(a)	the resignation of [name of existing director], [name of existing director] as a director of the Company be approved with effect from [date];

(b)	the appointment of [name of new director], [name of new director] as a director of the Company be approved with effect from [date ]; and

(c)	the company secretary be instructed to file Form D2A at the Companies Registry and to update the register of directors of the Company.

5.	NOVATION OF LIABILITIES

IT IS NOTED THAT the Directors had received and carefully reviewed the draft deed of novation to be entered into between the Company and its shareholders (the “Deed of Novation), pursuant to which the Company shall novate all of Its liabilities incurred before the Closing Date as set out in the SPA to its existing shareholders in proportionate to their shareholding in the Company.

IT WAS RESOLVED:-

(a)	THAT the entering into of the Deed of Novation and the transactions contemplated thereunder would be in the best interests of, and of commercial benefit for, the Company AND THAT accordingly the Deed of Novation be and is hereby approved and any director of the Company is hereby authorised to execute the Deed of Novation and any other documents incidental to or in connection with the transactions contemplated under the Deed of Novation for and on behalf of the Company; and

(b)	THAT any director of the Company be and is hereby authorised, if necessary, to affix the common seal of the Company to the Deed of Novation and any other documents, instruments and agreements and to do any acts and things, for and on behalf of the Company, which may be necessary or expedient to give effect to the transactions contemplated under or in connection with the Deed of Novation and for the completion of the same.

6.	OMNIBUS RESOLUTIONS

IT IS RESOLVED THAT [the sole]/[each of the] Directors be and is authorized to execute and deliver all documents and take whatever action is deemed necessary or advisable to carry out and perform the purposes of these resolutions.

IT IS FURTHER RESOLVED THAT any and all prior actions by any director be and are hereby approved, confirmed and ratified in all respects.

Adopted this          day of              2010.

Name of the Director

Name of the Director

FORM OF HOLDING VEHICLE’S DIRECTORS RESOLUTIONS

[Name of BVI Holding Vehicle]

(the “Company”)

WRITTEN RESOLUTIONS OF THE [SOLE] DIRECTOR[S] OF THE COMPANY

A	Conflicts of Interest

[Each/The sole] director confirms that he or she has properly and duly disclosed all of his or her interests required to be disclosed to the board of directors of the Company and/or the Company pursuant to the Articles of Association of the Company and/or otherwise required by any applicable law in relation to all matters being resolved upon by the board of directors of the Company as contained herein.

B	Transfer of Shares

IT IS NOTED THAT the [sole] Director[s] had received and carefully reviewed the following:

(i)	a sale and purchase agreement (the “SPA”) in relation to, among other things, the sale and purchase of all the issued shares of the Company and certain shareholders’ loans owed by the Company to [please insert name of Vendor(s)] entered into, among other parties, all the shareholders of the Company (the “Transferor[s]”) and China Wind Power Equipment Group Limited (the “Transferee”);

(ii)	the instrument[s] of transfer duly signed by the Transferor[s] and the Transferee in respect of the transfer of all the issued shares of the Company;

(the documents in (i) and (ii) are collectively known as the “Transfer Documents”);

(iii)	the original share certificate[s] of the Company issued to the Transferor[s] representing the shares to be transferred.

IT WAS ACCORDINGLY RESOLVED THAT:

(a)	subject to the Transfer Documents being completed and duly executed, the following transfer of shares in the Company be and is hereby approved:

Name of Transferor	Name of Transferee	No. of shares

[name of shareholder]	China Wind Power Equipment Group Limited	[number and class of shares to be transferred]

[name of shareholder]	China Wind Power Equipment Group Limited	[number and class of shares to be transferred]

(b)	entries reflecting the above shares transfer[s] be made in the register of members of the Company;

(c)	all the original share certificates issued to the Transferors be cancelled;

(d)	[the sole/any] director of the Company be instructed to prepare and sign on behalf of the Company share certificate[s] as follows:-

Shareholder	No. and Class of Shares	Certificate Number
[ ]	[ ]	[ ]

C	Assignment of Shareholder’s Loans

IT IS NOTED THAT the [sole] Director[s] had received and carefully reviewed the following:

(i)	a notice of assignment duly signed by [please insert name of Vendor] of its assignment of the benefit of a shareholder’s loan of HK$ [please insert loan amount] in the Company to China Wind Power Equipment Group Limited;

(ii)	a notice of assignment duly signed by [please insert name of Vendor] of its assignment of the benefit of a shareholder’s loan of HK$ [please insert loan amount] in the Company to China Wind Power Equipment Group Limited;

IT WAS RESOLVED THAT the assignments of the aforementioned shareholder’s loans from [please insert name of Vendor] and [please insert name of Vendor] to China Wind Power Equipment Group Limited be and are hereby noted and [the sole/any] director of the Company be and is hereby authorised to acknowledge receipt of the relevant notices of assignments from [please insert name of Vendor] and [please insert name of Vendor].

D	Appointment of Director[s]

IT IS NOTED THAT a letter of consent to act as a director has been received from [please insert name of new director] on the date of these resolutions.

IT IS RESOLVED:

(i)	THAT [please insert name of new director] be appointed director of the Company, to hold office until his successor shall be appointed or his earlier removal from or vacation of office in accordance with the Articles of Association of the Company with effect from the date of these resolutions; and

(ii)	THAT the registered agent of the Company be authorised and instructed to update the register of directors of officers of the Company accordingly.

E	Resignation of Director[s]

IT IS NOTED THAT a letter of resignation as director has been received from [please insert name of outgoing director[s]] on the date of these resolutions.

IT IS RESOLVED:

SCHEDULE 7

FORM OF INSTRUMENT OF TRANSFER AND BOUGHT AND SOLD NOTES

INSTRUMENT OF TRANSFER

[Name of the Holding Vehicle]

We, [name of the Vendor] of [address of the Vendor] in consideration of the issue and allotment of [            ] ordinary shares of U$[    ] each in CHINA WIND POWER EQUIPMENT GROUP LIMITED of Scotia Centre, 4th Floor, P.O. Box 2804,George Town, Grand Cayman KY1-1112, Cayman Islands (hereinafter called “the said Transferee”) to us by the said Transferee do hereby transfer to the said Transferee [            ] ordinary shares of HK$[    ] each numbered [    ] to [    ] standing in my name in the Register of Members of [name of the Holding Vehicle] to hold unto the said Transferee, his Executors, Administrators or Assignees, subject to the several conditions upon which we hold the same at the time of execution hereof. And we the said Transferee do hereby agree to take the said shares subject to the same conditions.

Witness to our hands this              day of                      2010.

Witness to the signature(s) of the Transferor

Signature Full name	For and on behalf of
[name of the Vendor]
Address

(Director)

(Transferor)
Witness to the signature(s) of the Transferee

Signature

Full name
For and on behalf of
Address	CHINA WIND POWER EQUIPMENT GROUP LIMITED

(Director)

(Transferee)

SOLD NOTE

Name of Purchaser:	CHINA WIND POWER EQUIPMENT GROUP LIMITED

Address:	Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayrnan Islands

Occupation:	Corporation

Name of the Company in which the share is to be transferred:

[Name of the Holding Vehicle]

Number of Share(s):	[ ] ordinary shares of HK$[ ] each

Consideration:	the issue and allotment of [ ] ordinary shares of U$[ ] each in CHINA WIND POWER EQUIPMENT GROUP LIMITED

For and behalf of [Name of the Vendor]

Director
(Seller)

Place: People’s Republic of China, Dated:

BOUGHT NOTE

Name of Seller: [Name of the Vendor]

Address:	[Address of the Vendor]

Occupation:	Corporation

Name of the Company in which the share is to be transferred:

[Name of the Holding Vehicle]

Number of Share(s):	[ ] ordinary shares of HK$[ ] each

Consideration:	the issue and allotment of [ ] ordinary shares of U$[ ] each in CHINA WIND POWER EQUIPMENT GROUP LIMITED

For and on behalf of CHINA WIND POWER EQUIPMENT GROUP LIMITED

(Director)
(Purchaser)

Place: People’s Republic of China, Dated:

SCHEDULE 8

FORM OF DIRECTORS’ RESIGNATION LETTER

To	:	The Board of Directors [name of the company] [address]

Dear Sirs

[name of the company] (the “Company”)

I, [name of director], hereby resign as the director of the Company with effect from [date].

I hereby confirm that I have no claim on the Company in relation to salary, bonus, remuneration or whatsoever.

Please arrange for the particulars of my resignation to be filed as required by the Company’s articles of association, legislation or otherwise.

Yours faithfully

[name of director]

Date:

SCHEDULE 9

FORM OF THE SOLE SHAREHOLDER’S RESOLUTIONS OF

CHINA WIND POWER EQUIPMENT GROUP LIMITED

Unanimous Written Resolutions of the Sole Shareholder of

China Wind Power Equipment Group Limited (the “Company”)

We, being the sole shareholder of the Company entitled to receive notices of and attend and vote at general meetings of the Company, DO HEREBY ADOPT the following resolutions with immediate effect:

1.	SALE AND PURCHASE AGREEMENT

IT IS RESOLVED, AS A ORDINARY RESOLUTION, THAT:

The sale and purchase agreement (the “Sale and Purchase Agreement”), attached hereto as Exhibit A, to be entered into among Rich Wind Energy Three Corp., Clarity China Partners, L.P., Clarity China Partners (AI), L.P., Clarity MY Co-Invest, L.P., China Opportunity S.A. SICAR, ICBC International Investment Management Limited, First Windy Investment Corp., Ace Ambition International Limited, SCGC Capital Holding Company Limited, Chan Ping Che, Chan Ping Yee, Merrill Lynch PCG, Inc., Ironmont Investment Co., Ltd., Second Windy Investment Corp., Best Jolly Investments Limited and Third Windy Investment Corp. as vendors (the “Vendors”) and the Company as purchaser, relating to the purchase by the Company of all the issued share capital in Rich Wind Energy Two Corp., First Base Investments Limited, Keycorp Limited, Sky Trillion Limited, King Venture Limited, Tech Sino Limited and Asiatech Holdings Limited (together the “Holding Vehicles”) (the “Sale Shares”), and the assignment of certain shareholders loans (the “Shareholder’s Loans”) owed by each of the Holding Vehicles to the Vendors be and is hereby approved.

2.	ISSUANCE AND ALLOTMENT OF SHARES

Subject to the increase of authorized share capital, in consideration of the sale by the Vendors of the Sale Shares and the assignment of the Shareholder’s Loans, the Directors are hereby authorised to allot and issue as fully paid, validly issued and nonassessable, an aggregate of (i) 99,999,000 ordinary shares with a nominal or par value of US$0.001 each (the “Consideration Shares”) to the Vendors (or their respective nominees) in the proportions as set out in Schedule 1, Part A of the Sale and Purchase Agreement.

3.	OMNIBUS RESOLUTIONS

(i)	IT IS RESOLVED THAT each of the Directors be and is authorized to execute and deliver all documents and take whatever action is deemed necessary or advisable to carry out and perform the purposes of these resolutions.

(ii)	IT IS FURTHER RESOLVED THAT any and all prior actions by any director be and are hereby approved, confirmed and ratified in all respects.

Date: of [—]

[shareholder name]

SCHEDULE 10

FORM OF BOARD RESOLUTIONS OF

CHINA WIND POWER EQUIPMENT GROUP LIMITED

Unanimous Written Resolutions of the Board of Directors of

China Wind Power Equipment Group Limited (the “Company”)

1	DISCLOSURE OF INTERESTS

It is noted that the directors declared their interests in the matters referred to herein that would require disclosure in accordance with the articles of association of the Company.

2.	SALE AND PURCHASE AGREEMENT

2.1	It is noted that it is proposed that the Company should acquire the entire issued share capital (the “Sale Shares”) in Rich Wind Energy Two Corp., First Base Investments Limited, Keycorp Limited, Sky Trillion Limited, King Venture Limited, Tech Sino Limited and Asiatech Holdings Limited (the “Holding Vehicles”) subject to the terms and conditions of the Sale and Purchase Agreement entered into among Rich Wind Energy Three Corp., Clarity China Partners, L.P., Clarity China Partners (AI), L.P., Clarity MY Co-Invest, L.P., China Opportunity S.A. SICAR, ICBC International Investment Management Limited, First Windy Investment Corp., Ace Ambition International Limited, SCGC Capital Holding Company Limited, Chan Ping Che, Chan Ping Yee, Merrill Lynch PCG, Inc., Ironmont Investment Co., Ltd., Second Windy Investment Corp., Best Jolly Investments Limited and Third Windy Investment Corp. as vendors (the “Vendors”) and the Company as purchaser, relating to the purchase by the Company of the Sale Shares (the “Sale and Purchase Agreement”). Pursuant to the Sale and Purchase Agreement, certain shareholders loans (the “Shareholder’s Loans”) owed by each of the Holding Vehicles to the Vendors shall also be assigned to the Company.

2.2	It is noted that as part of the Sale and Purchase Agreement, the following share transfers would be effected:

(a)	a share transfer (“Transfer 1”) in respect of 768 ordinary shares of Rich Wind Energy Two Corp. from Rich Wind Energy Three Corp., as the transferor to the Company as the transferee;

(b)	a share transfer (“Transfer 2”) in respect of 128 ordinary shares of Rich Wind Energy Two Corp. from SCGC Capital Holding Company Limited as the transferor to the Company as the transferee;

(c)	a share transfer (“Transfer 3”) in respect of 80 ordinary shares of Rich Wind Energy Two Corp, from Merrill Lynch PCG, Inc. as the transferor to the Company as the transferee;

(d)	a share transfer (“Transfer 4”) in respect of 24 ordinary shares of Rich Wind Energy Two Corp. from Best Jolly Investments Limited as the transferor to the Company as the transferee;

(e)	a share transfer (“Transfer 5”) in respect of 4,928,241 ordinary shares of First Base Investments Limited from Clarity China Partners, L.P., as the transferor to the Company as the transferee;

(f)	a share transfer (“Transfer 6”) in respect of 154,378 ordinary shares of First Base Investments Limited from Clarity China Partners (AI), L.P. as the transferor to the Company as the transferee;

(g)	a share transfer (“Transfer 7”) in respect of 648,381 ordinary shares of First Base Investments Limited from Clarity MY Co-Invest, L.P. as the transferor to the Company as the transferee;

(h)	a share transfer (“Transfer 8”) in respect of 3,202,000 ordinary shares of First Base Investments Limited from First Windy Investment Corp. as the transferor to the Company as the transferee;

(i)	a share transfer (“Transfer 9”) in respect of 830,000 ordinary shares of First Base Investments Limited from Second Windy Investment Corp. as the transferor to the Company as the transferee;

(j)	a share transfer (“Transfer 10”) in respect of 237,000 ordinary shares of First Base Investments Limited from Third Windy Investment Corp. as the transferor to the Company as the transferee;

(k)	a share transfer (“Transfer 11”) in respect of 11,610,000 ordinary shares of Keycorp Limited from China Opportunity S.A. SICAR as the transferor to the Company as the transferee;

(1)	a share transfer (“Transfer 12”) in respect of 1 ordinary share of Sky Trillion Limited from ICBC International Investment Management Limited as the transferor to the Company as the transferee;

(m)	a share transfer (“Transfer 13”) in respect of 1 ordinary share of King Venture Limited from Ace Ambition International Limited as the transferor to the Company as the transferee;

(n)	a share transfer (“Transfer 14”) in respect of 1 ordinary share of Tech Sino Limited from Chan Ping Che as the transferor to the Company as the transferee;

(o)	a share transfer (“Transfer 15”) in respect of 1 ordinary share of Tech Sino Limited from Chan Ping Yee as the transferor to the Company as the transferee; and

(p)	a share transfer (“Transfer 16”) in respect of 1 ordinary share of Asiatech Holdings Limited from Ironmont Investment Co., Ltd. as the transferor to the Company as the transferee.

2.3	It is noted that as part of the Sale and Purchase Agreement, the following assignment of shareholders’ loans would be effected:

(a)	the assignment from Clarity China Partners, L.P. to the Company of a shareholder’s loan of US$15,740,593 made to First Base Investments Limited; (b) the assignment from Clarity China Partners (AI), L.P. to the Company of a shareholder’s loan of US$493,083 made to First Base Investments Limited;

(c)	the assignment from Clarity MY Co-Invest, L.P to the Company of a shareholder’s loan of US$2,070,899 made to First Base Investments Limited;

(d)	the assignment from First Windy Investment Corp. to the Company of a shareholder’s loan of US$10,227,054 made to First Base Investments Limited;

(e)	the assignment from Second Windy Investment Corp. to the Company of a shareholder’s loan of US$2,650,985 made to First Base Investments Limited;

(f)	the assignment from Third Windy Investment Corp. to the Company of a shareholder’s loan of US$756,968 made to First Base Investments Limited;

(g)	the assignment from China Opportunity S.A. SICAR to the Company of a shareholder’s loan of HK$40,548 made to Keycorp Limited;

(h)	the assignment from Ace Ambition International Limited to the Company of a shareholder’s loan of US$13,513,152 made to King Venture Limited;

(i)	the assignment from Ironmont Investment Co., Ltd. to the Company of a shareholder’s loan of US$11,812,853.92 made to Asiatech Holdings Limited;

(i)	the assignment from ICBC International Investment Management Limited to the Company of a shareholder’s loan of HK$387,514,992 made to Sky Trillion Limited;

(k)	the assignment from Chan Ping Che to the Company of a shareholder’s loan of HK$56,743,563.50 made to Tech Sino Limited; and

(1)	the assignment from Chan Ping Yee to the Company of a shareholder’s loan of HK$56,743,563.50 made to Tech Sino Limited;

(Collectively, the “Shareholders’ Loans”)

2.4	It is noted that, pursuant to the Sale and Purchase Agreement, each Vendor has undertaken to the Company that it shall deliver to the Company as soon as reasonably practicable following Closing (as defined therein) and in any event not later than fifteen days after Closing, the share certificates in respect of all the shares owned by them, respectively, in the share capital of the respective Holding Vehicle (as such term is defined in the Sales and Purchase Agreement) and which are the subject of the Sale and Purchase Agreement.

2.5	It is noted that, pursuant to the Sale and Purchase Agreement, the Company has undertaken to each Vendor to deliver original share certificates for the Consideration Shares issued by the Company in such share amounts and to such persons/entities as set forth on Schedule 1, Part A of the Sale and Purchase Agreement, as soon as reasonably practicable following Closing (as defined therein) and in any event not later than fifteen days after Closing (as defined therein).

[2.6	It is noted that written resolutions (the “Written Resolutions”) of the sole shareholder of the Company had previously been passed approving, among other matters, the Sale and Purchase Agreement.]

3	RESOLUTIONS

RESOLVED THAT:

(a)	the acquisition of the Sale Shares and the Shareholders’ Loans would be in the best interests and commercial benefit of the Company and such acquisition be and the same is hereby approved;

(b)	the form and substance of the Sale and Purchase Agreement, attached hereto as Exhibit A, be and is hereby approved;

(c)	any one Director of the Company (a “Director”) be and is hereby authorised to sign for and on behalf of the Company the Sale and Purchase Agreement and the share transfer forms (if necessary) for the Transfers 1 through 15;

(d)	any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to above, and such further documents as he considers necessary, desirable or incidental to transactions contemplated by the Sale and Purchase Agreement;

(e)	any Director be and is hereby authorised to allot and the Company issue as fully paid, and nonassessable, an aggregate of 1,000,000 ordinary shares of nominal or par value of US$0.001 each in the authorized share capital of the Company (the “Consideration Shares”) to the Vendors (and their respective nominees) in such proportions as set out in Schedule 1, Part A of the Sale and Purchase Agreement and the allottees be entered in the Company’s register of members as the holders of the said Consideration Shares as follows:

28,330,600 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Rich Wind Energy Three Corp.,

13,815,500 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Clarity China Partners, L.P.,

432,800 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Clarity China Partners (AI), L.P.,

1,817,600 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Clarity MY Co-Invest, L.P.,

13,297,900 ordinary shares are to be issued and allotted as fully paid up and nonassessable to China Opportunity S.A. SICAR,

10,985,400 ordinary shares are to be issued and allotted as fully paid up and nonassessable to ICBC International Investment Management Limited,

8,976,300 ordinary shares are to be issued and allotted as fully paid up and nonassessable to First Windy Investment Corp.,

4,935,500 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Ace Ambition International Limited,

4,720,800 ordinary shares are to be issued and allotted as fully paid up and nonassessable to SCGC Capital Holding Company Limited,

1,607,600 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Chan Ping Che,

1,607,600 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Chan Ping Yee,

2,951,100 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Merrill Lynch PCG, Inc.,

2,643,800 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Ironmont Investment Co., Ltd.,

2,326,800 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Second Windy Investment Corp.,

885,300 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Best Jolly Investments Limited, and

664,400 ordinary shares are to be issued and allotted as fully paid up and nonassessable to Third Windy Investment Corp.

(f)	any one Director or officer of the Company be and is hereby authorised to issue share certificates evidencing the issue and allotment of the Consideration Shares as set out above;

(g)	any one Director be and is hereby authorised to approve any amendments to each of the documents referred to in this paragraph 4, such approval being conclusively evidenced by his signature on the relevant documents, and any one Director be and is authorized to carry out any actions as he considers necessary, desirable or incidental to the furtherance of the above resolutions.

(h)	any actions taken by any Director, authorized signatory or attorney in respect of the transactions set out herein prior to the date hereof be approved, ratified and confirmed in all respects.

Name: [—]
Title:
Date:

SCHEDULE 11

DETAILS OF THE PROCESS AGENTS OF THE PARTIES

Name of Party	Name of the Process Agent	Address of the Process Agent
Rich Wind Energy Three Corp.	Acceptor Corporate Services Limited	12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Clarity China Partners, L.P.,	Wiser Associates Limited	Unit C, 9th Floor, Regency Centre, Phase Two, 41-43 Wong Chuk Hang Road, Hong Kong

Clarity China Partners (AI), L.P.,	Wiser Associates Limited	Unit C, 9th Floor, Regency Centre, Phase Two, 41-43 Wong Chuk Hang Road, Hong Kong

Clarity MY Co-Invest, L.P.,	Wiser Associates Limited	Unit C, 9th Floor, Regency Centre, Phase Two, 41-43 Wong Chuk Hang Road, Hong Kong

China Opportunity S.A. SICAR	Sopaf Asia Sarl,	Suite 4001, 40/F., Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

ICBC International Investment Management Limited	ICBC International asset management limited	18/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong

First Windy Investment Crop.	Acceptor Corporate Services Limited	12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Ace Ambition International Limited	Prudent Secretaries Limited,	Room 1505, 15th Floor, World-Wide House, 19 Des Voeux Road, Central, Hong Kong

SCGC Capital Holding Company Limited	P & P Management Services Limited	Rm 603-4, 6/F., Hang Seng Wanchai Building, 200 Hennessy Road, Wanchai, Hong Kong

Merrill Lynch PCG, Inc.	Merrill Lynch (Asia Pacific) Limited	15/F, Citibank Tower, 3 Garden Road, Central, Hong Kong

Ironmont Investment Co., Ltd.	Prudent Secretaries Limited	Room 1505, 15th Floor, World-Wide House, 19 Des Voeux Road, Central, Hong Kong

Name of Party	Name of the Process Agent	Address of the Process Agent
Second Windy Investment Corp.	Acceptor Corporate Services Limited	12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Best Jolly Investments Limited	kwok&partners kapital advisory partners limited	Room 4101, 41st floor Tower Two, Lippo Centre 89 Queens Way, Hong Kong

Third Windy Investment Corp.	Acceptor Corporate Services Limited	12/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong

China Wind Power Equipment Group Limited	P & P Management Service Limited	Rm 603-4, 6/F., Hang Seng Wanchai Building, 200 Hennessy Road, Wanchai, Hong Kong